EXHIBIT 21.1 Subsidiaries of the Registrant
State in Which Incorporated

Vermont Electric Power Company, Inc. (b) (F2)

   Vermont Transco LLC

Vermont Yankee Nuclear Power Corporation (b) (F2)

C.V. Realty, Inc. (a) (F1)

Central Vermont Public Service Corporation -
   East Barnet Hydroelectric, Inc. (a) (F1)

Custom Investment Corporation (a) (F1)

Catamount Resources Corporation (a) (F1)

   Eversant Corporation (a) (c) (F1)

Vermont Vermont Vermont Vermont Vermont Vermont Vermont Vermont
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
(FN) (F1) (F2)

(a)  Included in consolidated financial statements

(b)  Separate financial statements will be filed under Regulation S-X 3-09, which sets forth the requirement for filing separate financial statements of subsidiaries not consolidated. The investments in Vermont Yankee Nuclear Power Corporation and Vermont Electric Power Company Inc. meet certain 'significance' tests pursuant to Rule 3-09 of SEC Regulation S-X in 2005.

(c)  Eversant Corporation has one wholly owned subsidiary operating in the United States.